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                                                                    EXHIBIT 10.9

                                                                [CONFORMED COPY]


                          EXECUTIVE SERVICE AGREEMENT

         THIS AGREEMENT is made May 20, 1997 between CENTURY NATIONAL BANK ("Client") and INTEROFFICE/BETHESDA, INC. ("InterOffice"). In consideration of the performances of the covenants contained herein and intending to be legally binding, the parties agree as follows:

1. InterOffice agrees to provide Client the exclusive use of the furnished office(s) designated as office(s) number 743 on the 7th floor (the "Premises") of the building located at 3 BETHESDA METRO CENTER, SUITE 700, BETHESDA, MD 20814 (the "Building") for the term of 12 months, commencing on the 1st day of JUNE, 1997 ("Commencement Date"), and ending on the 31st day of MAY, 1998 ("Termination Date"). Client agrees to pay a monthly office rental in the amount of $1,170.00** (the "Monthly Office Rental") payable in advance without offset or deduction, on or before the first day of each month of the term. This office(s) is intended for the use of 1 person(s). Additional people occupying the office(s) shall be charged at $60/month. **INTEROFFICE AND CLIENT EACH AGREE THAT CLIENT MAY RELOCATE TO ANOTHER INTEROFFICE LOCATION BY SIGNING AN AGREEMENT WITH THAT PARTICULAR LOCATION TO PAY FULL MARKET RATE, PROVIDED THAT CLIENT GIVE THIRTY DAYS NOTICE OF ITS INTENTION TO DO SO.

2. The Monthly Office Rental shall include at no additional cost to Client the following services (usage/amounts shall be reasonable if not specified):


         a.  Full-Time Receptionist        i.  Full Kitchen and Lounge Facility
         b.  Furnished Reception Room      j.  Building Directory Listing
         c.  Telephone Answering           k.  Mail Receiving
         d.  Telephone Call Screening      l.  1 Engraved Door Name Plate(s)
         e.  Voice Mail*                   m.  Maintenance, Utilities &
         f.  4 Conference Rooms &              Janitorial Services
             Seminar Facility*             n.  Reciprocal Use of All InterOffice Centers
         g.  Travel Arrangements               *(not available at all locations)
         h.  Law Library*

3. InterOffice shall provide Client with the following Business Services, on a non-exclusive basis. Charges for these services (the "Business Services Charges") shall be in accordance with the current rate schedule (see "Schedule "A" attached) and are subject to adjustment by InterOffice upon thirty (30) days written notice to Client. Business Services Charges are due
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         on or before the first day of each month for the Business Services rendered during the immediately preceding month.

         a.   Beverage Service             e.  Mail Processing           i.  Telephone Sets & Lines
         b.   Computer and LAN services*   f.  Office Supplies           j.  Videoconferencing*
         c.   Desktop Publishing           g.  Presentation Binding      k.  Word Processing
         d.   Facsimile Transmission       h.  Secretarial Support       l.  Xerographic Copying
                                                                             *(not available at all locations)

4. InterOffice agrees to rent Client furniture in accordance with the attached "Schedule "B." The monthly furniture rental charge shall be $100.00 (the "Furniture Rental Charge"), payable in advance, without offset or deduction, on or before the first day of each month of the term.

5. The first payment of Monthly Office Rental and Furniture Rental Charge shall be due and payable upon execution of this Agreement. If the Commencement Date begins on a day other than the first day of a month, these charges shall be prorated at the rate of one-thirtieth (1/30) of the Monthly Office Rental and Furniture Charges for each day payable in advance.

6. Simultaneously with the execution of this Agreement, Client shall deposit with InterOffice a refundable Security Deposit in the amount of $1,395.00, as security for the full performance by the Client of all the terms and conditions of this Agreement as well as for the cost of any repair or collection of damages to the premises in excess of normal wear and tear. Client agrees to restore, upon demand, the full security deposit at any time during the term of this Agreement if amounts are used to cure any default, or restore the premises. As long as Client is not in default of this Agreement, any and all Security Deposits or any balance thereof shall be returned to Client within sixty (60) days after Client has vacated the premises and left said premises in an acceptable condition, returned all keys and security cards and paid all charges.

7. If Client fails to pay the Monthly Office Rental, Furniture Rental Charges or Business Services Charges or other charges within five (5) business days of the date due, a late payment penalty may be assessed by InterOffice equal to five percent (5%) of the total outstanding balance or $5.00 per day, commencing the 5th business day following the date due, until the balance is paid, whichever is greater. If Client shall fail to pay any installment of Monthly Office Rental , Furniture Rental Charge or Business Services Charge or any other charge, or shall violate or fail to perform any of the other conditions or agreements herein made by Client, and such failure shall continue for a period of five (5) days, after written notice thereof to Client by InterOffice, Client shall be in default. Then at the option of


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         InterOffice, this Agreement shall cease and terminate, resulting in the Client immediately vacating the premises and subjecting Client to liability for damages.

8. If Client shall default on this Agreement, InterOffice may, without further notice, (a) terminate this Agreement. Upon termination Client shall have no further right to avoid the termination by payment of any sum due or by performance of any condition, term or covenant broken;
         (b) accelerate all Monthly Office Rental and Furniture Rental Charges due under this Agreement for the entire unexpired term of the Agreement, and demand all sums due and payable immediately; (c) take possession of all property in Client's office or stored by Client on the premises and store it, at Client's expense until taken in full or partial satisfaction of any lien or judgment, all without being liable to prosecution or for damages; (d) deny access to the premises by Client and deny use of any of the services, including telecommunications services and; (e) take any other remedies allowed by law. In the event InterOffice brings legal action to enforce this Agreement, Client shall pay, in addition to the amounts listed in the preceding sentence, all of InterOffice's reasonable attorney's fees and all other payments, costs and expenses incurred in enforcing this Agreement and collecting sums due hereunder.

9. In the event that either party does not wish to renew this Agreement, either party may provide sixty (60) days written notice to the other prior to the Termination Date which will terminate the Agreement upon the initial Termination Date. If either party does not give such notice, this Agreement shall renew itself under the same terms and conditions for a term equal to the Initial Term. In the event that the term is automatically extended, the Monthly Office Rental shall be increased by the same percentage amount of the most current Consumer Price Index Factor (CPI) as issued by the Bureau of Labor Statistics of the United States Department of Labor. Should client give (60) days notice to renew beyond the initial term for a period of less than twelve months, the Monthly Office Rental shall be increased by CPI.

10. In the event that Client shall not immediately surrender the premises upon final termination of this Agreement or termination of this Agreement pursuant to the provisions of paragraph seven (7) hereof, Client shall by virtue of the provisions hereof, become a Client by the month at the monthly rental rate of one hundred fifty percent (150%) of the then current rental amount. InterOffice's acceptance of such holdover rent shall not in any manner adversely affect InterOffice's other rights or remedies, including InterOffice's right to require Client to vacate the premises and to recover damages. A holdover Client shall give to InterOffice at least thirty (30) days written notice of any intention to vacate the premises; such notice must be given in writing to InterOffice on or before the first business day of the month. A holdover Client shall be entitled to thirty (30) days written notice from InterOffice





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         to terminate the Executive Service Agreement and vacate the premises, except in the event of the nonpayment of rent or default under this Agreement by Client, in which event Client shall not be entitled to any notice to quit. Holdover shall refer to an expired and unextended agreement.

11. Client shall use the premises for general office purposes only and in accordance with the use permitted under applicable zoning regulations. Client shall comply with all present and future laws, ordinances, regulations and orders of all agencies of the Federal, State, and Local governments and any other public authority having jurisdiction over the premises, as well as all building rules and regulations. Client, its employees, agents and invitees, shall conduct their business in such a manner as to be compatible with other Clients of InterOffice and will also conduct its business in such a way as not to interfere with the work of InterOffice's employees.

12. Client shall not assign or transfer this Agreement without first obtaining the prior written consent of InterOffice, which consent shall not be unreasonably withheld.

13. All notices by Client or InterOffice to the other must be in writing and will be considered given if delivered personally to one of Client's or InterOffice's officers or mailed by registered mail addressed to Client or InterOffice at the premises.

14. Client shall make no alterations, installations, additions or improvements in or to the Premises without InterOffice's prior written consent. Client will not alter any lock on any door of the Premises without prior written consent. Client will deliver up the Premises clean and in the same condition in which they were on the commencement of the term of the Agreement, ordinary wear and tear and damage by the elements excepted. InterOffice shall have the right, at its sole discretion, to modify the non-exclusive areas of the Premises.

15. Client shall not install or operate in the premises nay electrically operated equipment other than normal and customary equipment found in a modern office or equipment that in InterOffice's sole discretion, requires a separate electrical circuit, without the written consent of InterOffice. Client shall not install or operate in the Premises computers (personal computers excepted), printers (laser printers and printers with sound covers excepted), copy machines, telex, facsimile and postage machines without the prior written consent of InterOffice or any equipment or machinery that is heat producing, causes vibrations, is too heavy, or can be construed as a fire hazard if not properly monitored. Client shall not offer any service to other Clients of InterOffice that InterOffice offers to its Clients, in the normal course of its business.





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16.      Client shall indemnify and hold harmless InterOffice from and against any loss, damage or liability occasioned by or resulting rom any default hereunder or any willful or negligent act on the part of Client, its agents, employees, or invitees, or persons permitted on the Premises by Client. InterOffice shall save Client harmless from and against any loss, damage or liability occasioned by or resulting from the willful acts or gross negligence of InterOffice, its employees and agents. Client expressly agrees to waive, and agrees not to make any claim for damages, direct or consequential, arising out of any failure to furnish any service or facility, any error or omission with respect thereto, or any delay or interruption of the same, assuming such service or facility is not unreasonably withheld.

17. InterOffice shall, at Client's expense, offer to arrange for appropriate liability insurance for Client with a preapproved insurance carrier. Client may elect to arrange for insurance from another carrier. In either case, Client agrees to provide InterOffice with a certificate of insurance naming InterOffice as an additional insured evidencing General/Public Liability coverage with liability limits of not less than $1,000,000 per occurrence for Bodily Injury and/or Property Damage Liability and $50,000 per occurrence for Fire/Legal Liability. Said insurance coverage shall remain in force during the term of this agreement and renewals thereof.

18. Client recognizes that InterOffice or InterOffice's agent has expended considerable time, effort and expense in hiring and training its employees, and that the hiring of an employee by Client would save considerable time and expense in training and procurement and would cause InterOffice or InterOffice's agent to expend additional time and expense. Therefore, during the term and for six (6) months after its expiration, if Client hires an employee of InterOffice or InterOffice's agent who was an employee at any InterOffice Center during any portion of the term or for six (6) months after its expiration, Client agrees to pay InterOffice a procurement fee of $10,000.00.

19. Client shall fill out all terms on InterOffice's "New Client Information Form" and return a signed copy to InterOffice.

20. Client represents and warrants that it has not employed or had any dealings with a broker, agent or representatives relating to this Agreement and that no fees of any kind are to be paid by InterOffice.

21. This Agreement is subject and subordinate to an Overlease dated May 15, 1995 between InterOffice and the landlord of the Building. If any conflict occurs between this Agreement and the Overlease, the Overlease shall prevail. In the event of the termination or expiration of the Overlease, this Agreement shall terminate.





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22.      Upon termination of this Agreement, it is Client's responsibility to notify all parties of Client's new telephone number and mailing address. InterOffice will bill Client for any new postage necessary in the event InterOffice forwards Client's mail after termination. Client may be asked to pay a retainer against postage charges.

23. If a check is returned for any reason whatsoever, Client will pay an additional charge of $75.00 per returned check. If a check is returned, then for the purposes of calculating late charges or events of default, the payment represented by the check will be deemed to have never been made.

24. Client will not remove or attempt to remove any of the Client's property from the premises, other than in the ordinary course of business, without having first paid any amounts due, or amounts that will become due under this Agreement.

25. Any provision of this Agreement which proves to be invalid or illegal will in no way affect any other provisions of this Agreement which will remain in full force.

26.      [Deleted from agreement by interlineation of the parties]

27. The parties intend that the substantive laws of the Commonwealth of Virginia apply to the interpretation of this Agreement, without regard to Virginia's conflict of laws doctrines. The parties agree that the Circuit Court of Fairfax County, Virginia, or the United States District Court for the Eastern District of Virginia (Alexandria Division) constitute proper fora for litigation concerning this Agreement, and hereby waive objection to jurisdiction, venue, and forum now conveniens in such courts.

28. This Agreement, together with Schedules A and B attached hereto, contains the entire agreement of the parties hereto.





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AGREED TO:                              CLIENT:

INTEROFFICE/BETHESDA, INC.              CENTURY NATIONAL BANK



  /s/ M. Solvail               (SEAL)   By:  /s/ Scott R. Browning        (SEAL)
-------------------------------             -----------------------------

                                                 Scott R. Browning
                                            -----------------------------
                                            (Print Name)


                                            Title: Sr. Vice President
                                                   ----------------------

                                            GUARANTOR:


                                               N/A
                                            -----------------------------



                                            -----------------------------
                                            (Print Name)



                                            -----------------------------
                                            Guarantor's Social Security
                                            Number





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